Exhibit 99.1

Contacts:

Investor Relations	Media Relations
Kristy Moser	Ventura Olvera
Kristine.moser@petco.com	Ventura.olvera@petco.com

FOR IMMEDIATE RELEASE: May 20, 2021

Petco Health + Wellness Company, Inc. Announces Record Results for First Quarter of Fiscal 2021; Raises Full Year Outlook

•	Revenue of $1.4B, up 27%, driven by comp sales up 28%; Tenth consecutive quarter of growth

•	Earnings per share of $0.03; Adjusted earnings per share of $0.17

•	Acquired roughly 1.2M net new customers; Third consecutive quarter 1M or more

•	Raised full year 2021 guidance following record first quarter

San Diego, May 20, 2021 – Petco Health and Wellness Company, Inc. (NASDAQ: WOOF), a complete partner in pet health and wellness, today released its financial results for its first quarter ended May 1, 2021.

In the first quarter of 2021, Petco delivered net revenue growth of 27 percent versus prior year with comparable sales growth of 28 percent and delivered 30 percent comparable sales growth on a two-year stack, marking the tenth consecutive quarter of growth for Petco. Net income improved $38.7 million or $0.18 per share to $7.6 million or $0.03 per share. Adjusted Net Income1 increased $60.0 million from prior year to $44.4 million or $0.17 per share, while first quarter Adjusted EBITDA1 increased 45 percent to $125.7 million from prior year.

“We entered 2021 with momentum, and delivered record quarterly sales in Q1 driven by our strong execution and unique model across digital and in our Pet Care Centers,” said Ron Coughlin, Chairman and Chief Executive Officer of Petco. “We’re attracting new customers and gaining market share in a growing category through our unique end to end health and wellness ecosystem. There are more pets in homes than ever and the 1.2 million net new customers we gained in the quarter is a multi-year high, that provides an annuity for years to come. The category acceleration combined with a strengthening of our customer base give us confidence to raise our full year guidance.”

Petco reduced total debt by 52 percent to $1.7 billion and Net Debt1 by 53 percent to $1.5 billion using the proceeds from the company’s initial public offering, the recapitalization of a portion of debt outstanding at the time of the initial public offering and Free Cash Flow1 generation.

Fiscal Q1 2021 Highlights:

Comparisons are first quarter of 2021 ended May 1, 2021 versus first quarter of 2020 ended May 2, 2020 unless otherwise noted

•	Net revenue increased 27 percent to $1.4 billion driven by comp sales growth of 28 percent

•

Net income increased $38.7 million to $7.6 million or $0.03 per share, inclusive of $20.8 million of non-cash charges related to the refinancing of the company’s term loan and revolving credit facility

•	Trailing twelve month net income of $12.2 million increased $101.8 million

•	Adjusted Net Income[1] increased $60.0 million to $44.4 million or $0.17 per share

•	Adjusted EBITDA[1] increased 45 percent to $125.7 million

•	Trailing Twelve Month Adjusted EBITDA increased 26% to $523.3 million

•	Net cash provided by operating activities increased $147.3 million to $115.0 million

•	Free Cash Flow[1] increased $127.8 million to $67.7 million

•	Total debt decreased $1.8 billion or 52% to $1.7 billion driven by the proceeds generated in the company’s initial public offering, related recapitalization, and Free Cash Flow[1] generation

•	Net Debt[1] decreased $1.7 billion or 53% to $1.5 billion

•	Net Debt1 / Trailing Twelve Month Adjusted EBITDA[1] improved 62 percent to 2.9x

•	Liquidity of $594.5 million inclusive of $174.0 million of cash and cash equivalents and $420.5 million of availability on revolving credit facility.

•	Ended the quarter with 1,453 Pet Care Centers, 137 Full Service Vet Hospitals within Pet Care Centers, and 100 Pet Care Centers in Mexico

Fiscal 2021 Guidance:

The following guidance as of May 20, 2021 reflects the company’s expectations for fiscal year 2021 unless otherwise indicated.

Metric	Current Guidance	Previous Guidance
Revenue	$5.475 billion - $5.575 billion	$5.25 billion - $5.35 billion
Adjusted EBITDA[2]	$550 million - $560 million	$520 million - $530 million
Adjusted EPS[2]	$0.73 - $0.76	$0.63 - $0.66
Capital Expenditures	$185 million - $235 million	$185 million - $235 million[3]

Assumptions in the guidance include that economic conditions, currency rates and the tax and regulatory landscape remain generally consistent. The company continues to monitor those assumptions and any potential financial impacts. Adjusted EPS guidance assumes approximately $90 million of interest expense, a 26% tax rate and 266 million weighted average diluted share count.

(1)

Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Free Cash Flow, and Net Debt are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

(2)

We have not reconciled Adjusted EBITDA and Adjusted EPS outlook as non-GAAP measures to the most comparable GAAP measures because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlooks for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are estimated in a manner consistent with the relevant definitions and assumptions noted herein.

(3)	Previous capital expenditure guidance was given in the 10-K.

Earnings Conference Call Webcast Information:

The company will host an earnings conference call on May 20, 2021 at 8:30 AM Eastern Time to discuss Petco’s financial results. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast, earnings press release, earnings presentation, and financial supplement via the company’s investor relations page (https://ir.petco.com/investor-relations). A replay of the webcast will be archived on the company’s website through June 3, 2021 at 5:00 PM Eastern Time.

About Petco:

Petco is a category-defining health and wellness company focused on improving the lives of pets, pet parents and our own Petco partners. Since our founding in 1965, we’ve been striving to set new standards in pet care, delivering comprehensive wellness solutions through our products and services, and creating communities that deepen the pet-pet parent bond. We operate more than 1,500 Petco locations across the U.S., Mexico and Puerto Rico, including a growing network of 137 in-store veterinary hospitals, and offer a complete online resource for pet health and wellness at petco.com and on the Petco app. In tandem with Petco Love (formerly the Petco Foundation), an independent nonprofit organization, we work with and support thousands of local animal welfare groups across the country and, through in-store adoption events, we’ve helped find homes for more than 6.5 million animals.

Forward-Looking Statements

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not statements of historical fact, including statements regarding our environmental and other sustainability plans and goals. Although the company believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. There can be no assurance that any forward-looking results will occur or be realized, and nothing contained in this earnings release is, or should be relied upon as, a promise or representation or warranty as to any future matter, including any matter in respect of the operations or business or financial condition of Petco. Such forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “intends,” “will,” “shall,” “should,” “anticipates,” “opportunity,” “illustrative”, or the negative thereof or other variations thereon or comparable terminology. All forward-looking statements are based on assumptions or judgments about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Petco. Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from the potential results discussed in the forward-looking statements, including, without limitation, those identified in this earnings release, the risk factors that the company identifies in its Securities and Exchange Commission filings, as well as the following: (i) increased competition (including from multi-channel retailers and e-Commerce providers); (ii) reduced consumer demand for our products and/or services; (iii) our reliance on key vendors; (iv) our ability to attract and retain qualified employees; (v) risks arising from statutory, regulatory and/or legal developments; (vi) macroeconomic pressures in the markets in which we operate; (vii) failure to effectively manage our costs; (viii) our reliance on our information technology systems; (ix) our ability to prevent or effectively respond to a privacy or security breach; (x) our ability to effectively manage strategic ventures, alliances or acquisitions; (xi) economic or regulatory developments that might affect our ability to provide attractive promotional financing; (xii) interruptions and other supply chain issues; (xiii) catastrophic events, health crises, and pandemics, including the potential effects that the ongoing COVID-19 pandemic and/or corresponding macroeconomic uncertainty could have on our financial position, results of operations and cash flows; (xiv) our ability to maintain positive brand perception and recognition; (xv) product safety and quality concerns; (xvi) changes to labor or employment laws or regulations; (xvii) our ability to effectively manage our real estate portfolio; (xviii) constraints in the capital markets or our vendor credit terms; and (xix) changes in our credit ratings. The occurrence of any such factors, events, or circumstances would significantly alter the results set forth in these statements.

Petco cautions that the foregoing list of important factors is not complete, and any forward-looking statements speak only as of the date they are made. Petco undertakes no duty to update publicly any forward-looking statement that it may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, except per share amounts)

(Unaudited and subject to reclassification)

	13 Weeks Ended
	May 1, 2021	May 2, 2020	Percent Change
Net sales	$1,414,994	$1,113,521	27%
Cost of sales	818,009	647,239	26%

Gross profit	596,985	466,282	28%
Selling, general and administrative expenses	549,236	449,917	22%

Operating income	47,749	16,365	192%
Interest income	(21)	(184)	(89%)
Interest expense	20,529	60,808	(66%)
Loss on extinguishment and modification of debt	20,838	—	N/M

Income (loss) before income taxes and income from equity method investees	6,403	(44,259)	N/M
Income tax expense (benefit)	2,679	(10,555)	N/M
Income from equity method investees	(2,425)	(332)	630%

Net income (loss)	6,149	(33,372)	N/M
Net loss attributable to noncontrolling interest	(1,411)	(2,204)	(36%)

Net income (loss) attributable to Class A and B-1 common stockholders	$7,560	$(31,168)	N/M
Net income (loss) per Class A and B-1 common share:
Basic	$0.03	$(0.15)	N/M
Diluted	$0.03	$(0.15)	N/M
Weighted average shares used in computing net income (loss) per Class A and B-1 common share:
Basic	264,215	209,015	26%
Diluted	265,028	209,015	27%

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, except per share amounts)

(Unaudited and subject to reclassification)

	May 1, 2021	January 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$174,034	$111,402
Receivables, less allowance for credit losses1	38,079	41,827
Merchandise inventories, net	574,683	538,675
Prepaid expenses	46,724	40,032
Other current assets	42,355	45,613

Total current assets	875,875	777,549

Fixed assets	1,535,617	1,487,987
Less accumulated depreciation	(896,195)	(860,440)

Fixed assets, net	639,422	627,547
Operating lease right-of-use assets	1,330,816	1,328,108
Goodwill	2,179,310	2,179,310
Trade name	1,025,000	1,025,000
Other intangible assets	4,793	4,793
Less accumulated amortization	(4,164)	(4,079)

Other intangible assets, net	629	714
Other long-term assets	142,347	137,474

Total assets	$6,193,399	$6,075,702

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and book overdrafts	$352,401	$339,485
Accrued salaries and employee benefits	127,000	129,484
Accrued expenses and other liabilities	218,926	145,846
Current portion of operating lease liabilities	276,619	258,289
Current portion of long-term debt and other lease liabilities	20,234	2,203

Total current liabilities	995,180	875,307

Senior secured credit facilities, net, excluding current portion	1,649,509	1,646,281
Operating lease liabilities, excluding current portion	1,056,059	1,083,575
Deferred taxes, net	282,350	280,920
Other long-term liabilities	138,069	134,354

Total liabilities	4,121,167	4,020,437

Commitments and contingencies
Stockholders’ equity:
Class A common stock2	226	226
Class B-1 common stock3	38	38
Class B-2 common stock4	—	—
Preferred stock5	—	—
Additional paid-in-capital	2,103,714	2,092,110
Accumulated deficit	(14,691)	(22,251)
Accumulated other comprehensive loss	(2,061)	(1,275)

Total stockholders’ equity	2,087,226	2,068,848

Noncontrolling interest	(14,994)	(13,583)

Total equity	2,072,232	2,055,265

Total liabilities and equity	$6,193,399	$6,075,702

(1)	Allowances for credit losses are $2,217 as of May 1, 2021 and $3,267 as of Jan 30, 2021
(2)

Class A common stock, par value $0.001 per share (1.0 billion shares authorized and 226.5 million shares issued and outstanding as of May 1, 2021 and 226.4 million shares issued and outstanding as of January 30, 2021)

(3)	Class B-1 common stock, par value $0.001 per share (75.0 million shares authorized and 37.8 million shares issued and outstanding)
(4)	Class B-2 common stock, par value $0.000001 per share (75.0 million shares authorized and 37.8 million shares issued and outstanding)
(5)	Preferred stock, par value $0.001 per share (25.0 million shares authorized and no shares issued or outstanding)

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited and subject to reclassification)

	13 Weeks Ended
	May 1, 2021	May 2, 2020
Cash flows from operating activities:
Net income (loss)	$6,149	$(33,372)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	41,607	43,567
Amortization of debt discounts and issuance costs	2,165	6,028
Provision for deferred taxes	1,708	(11,680)
Equity-based compensation	11,604	2,305
Impairments, write-offs and losses on sale of fixed and other assets	947	3,409
Loss on extinguishment and modification of debt	20,838	—
Income from equity method investees	(2,425)	(332)
Amounts reclassified out of accumulated other comprehensive income	—	2,337
Change in contingent consideration obligation	—	(553)
Non-cash operating lease costs	105,188	108,841
Changes in assets and liabilities:
Receivables	3,748	(3,767)
Merchandise inventories	(36,008)	(3,307)
Prepaid expenses and other assets	(9,140)	(6,302)
Accounts payable and book overdrafts	20,119	(74,074)
Accrued salaries and employee benefits	(2,483)	(10,153)
Accrued expenses and other liabilities	66,120	5,853
Operating lease liabilities	(116,994)	(64,188)
Other long-term liabilities	1,859	3,099

Net cash provided by (used in) operating activities	115,002	(32,289)

Cash flows from investing activities:
Cash paid for fixed assets	(47,351)	(27,895)

Net cash used in investing activities	(47,351)	(27,895)

Cash flows from financing activities:
Borrowings under long-term debt agreements	1,700,000	397,000
Repayments of long-term debt	(1,678,111)	(142,313)
Debt refinancing costs and original issue discount	(24,665)	—
Payments for finance lease liabilities	(593)	(935)
Payment of offering costs	(3,844)	—

Net cash (used in) provided by financing activities	(7,213)	253,752

Net increase in cash, cash equivalents and restricted cash	60,438	193,568
Cash, cash equivalents and restricted cash at beginning of period	119,540	154,718

Cash, cash equivalents and restricted cash at end of period	$179,978	$348,286

NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the earnings release. The non-GAAP financial measures in the earnings release may differ from similarly titled measures used by other companies.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the SEC’s rules because it excludes certain charges included in net income (loss) calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it best allows comparison of the current period performance with that of the comparable period. In addition, Adjusted EBITDA affords investors a view of what management considers Petco’s operating performance to be as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period.

Please see the company’s 10-K filed on April 5, 2021 for additional information on the reconciliation of Net Income (Loss) Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA. The tables below reflect the calculation of Adjusted EBITDA for the thirteen weeks and trailing twelve months ended May 1, 2021 compared to the prior year quarter and twelve-month period ended May 2, 2020, respectively.

(In Thousands)	13 Weeks Ended
Reconciliation of Net Income (Loss) Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	May 1, 2021	May 2, 2020
Net income (loss) attributable to Class A and B-1 common stockholders	$7,560	$(31,168)
Add (deduct):
Interest expense, net	20,508	60,624
Income tax expense (benefit)	2,679	(10,555)
Depreciation and amortization	41,607	43,567
Income from equity method investees	(2,425)	(332)
Loss on debt extinguishment and modification	20,838	—
Asset impairments and write offs	947	3,409
Equity-based compensation	11,604	2,305
Mexico joint venture EBITDA[1]	6,006	4,019
Store pre-opening expenses	4,029	1,908
Store closing expenses	1,103	1,027
Severance	818	3,084
Non-cash occupancy-related costs[2]	1,139	7,200
Non-recurring costs[3]	9,333	1,748

Adjusted EBITDA	$125,746	$86,836

Net sales	$1,414,994	$1,113,521
Net margin[4]	0.5%	(2.8%)
Adjusted EBITDA Margin	8.9%	7.8%

(In Thousands)	Trailing Twelve Months
Reconciliation of Net Income (Loss) Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	May 1, 2021	May 2, 2020
Net income (loss) attributable to Class A and B-1 common stockholders	$12,245	$(89,560)
Add (deduct):
Interest expense, net	178,314	248,915
Income tax expense (benefit)	9,897	(33,699)
Depreciation and amortization	172,876	171,593
Income from equity method investees	(8,575)	(2,755)
Loss on debt extinguishment and modification	38,387	—
Goodwill & indefinite-lived intangible impairment	—	19,000
Asset impairments and write offs	13,144	10,523
Equity-based compensation	22,214	10,067
Mexico joint venture EBITDA[1]	21,061	15,199
Store pre-opening expenses	11,349	9,648
Store closing expenses	7,858	4,914
Severance	3,017	10,567
Non-cash occupancy-related costs[2]	13,179	30,911
Non-recurring costs[3]	28,292	8,328

Adjusted EBITDA	$523,258	$413,651

Net sales	$5,221,675	$4,450,878
Net margin[4]	0.2%	(2.0%)
Adjusted EBITDA Margin	10.0%	9.3%

Adjusted Net Income and Adjusted EPS

Adjusted Net Income and Adjusted diluted earnings per share attributable to Petco (Adjusted Net Income and Adjusted EPS respectively) are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in the net income (loss) attributable to common stockholders and diluted earnings per share attributable to Petco calculated in accordance with GAAP (net income (loss) and EPS respectively), the most directly comparable financial measures calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they best allow comparison of the current period performance with that of the comparable period. In addition, Adjusted Net Income and Adjusted EPS afford investors a view of what management considers Petco’s earnings performance to be as well as the ability to make a more informed assessment of such earnings performance with that of the prior period.

The tables below reflect the calculation of Adjusted Net Income (Loss) and Adjusted EPS for the thirteen weeks ended May 1, 2021 compared to the prior year quarter ended May 2, 2020.

(In Thousands, except per share amounts)	13 Weeks Ended
Reconciliation of Diluted Income (Loss) per Share to Adjusted EPS	May 1, 2021		May 2, 2020
	Amount	Per share	Amount	Per share
Net income (loss) attributable to common stockholders / diluted income (loss) per share	$7,560	$0.03	$(31,168)	$(0.15)
Add (deduct):
Income tax expense (benefit)	2,679	0.01	(10,555)	(0.05)
Loss on debt extinguishment and modification	20,838	0.08	—	—
Asset impairments and write offs	947	0.00	3,409	0.02
Equity-based compensation	11,604	0.04	2,305	0.01
Store pre-opening expenses	4,029	0.02	1,908	0.01
Store closing expenses	1,103	0.00	1,027	0.01
Severance	818	0.00	3,084	0.01
Non-cash occupancy-related costs[2]	1,139	0.01	7,200	0.03
Non-recurring costs[3]	9,333	0.04	1,748	0.01

Adjusted pre-tax income (loss) / diluted earnings (loss) per share	$60,050	$0.23	$(21,042)	$(0.10)
Income tax expense (benefit) at 26% normalized tax rate	15,613	0.06	(5,471)	(0.03)

Adjusted Net Income (Loss) / Adjusted EPS	$44,437	$0.17	$(15,571)	$(0.07)

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that is calculated as net cash generated by operations less cash paid for fixed assets. Management believes that Free Cash Flow, which measures the ability to generate additional cash from business operations, is an important financial measure for use in evaluating the company’s financial performance.

Although other companies report their Free Cash Flow, numerous methods exist for calculating a company’s Free Cash Flow. As a result, the method used by Petco’s management to calculate Free Cash Flow may differ from the methods used by other companies to calculate their Free Cash Flow.

The following table sets forth a reconciliation of Free Cash Flow to net cash provided by (used in) operating activities, which Petco believes to be the GAAP financial measure most directly comparable to Free Cash Flow. The table below reflects the calculation of Free Cash Flow for the thirteen weeks ended May 1, 2021 compared to the prior year quarter ended May 2, 2020.

(In Thousands)	13 Weeks Ended
	May 1, 2021	May 2, 2020
Net cash provided by (used in) operating activities	$115,002	$(32,289)
Cash paid for fixed assets	(47,351)	(27,895)

Free Cash Flow	$67,651	$(60,184)

Net Debt

Net Debt is a non-GAAP financial measure that is calculated as the sum of current and non-current debt, less cash and cash equivalents. Management considers this adjustment useful because it reduces the volatility of total debt caused by fluctuations between cash paid against the company’s revolving credit facility and cash held on hand in cash and cash equivalents.

Although other companies report their Net Debt, numerous methods exist for calculating a company’s Net Debt. As a result, the method used by Petco’s management to calculate Net Debt may differ from the methods used by other companies to calculate their Net Debt.

The following table sets forth a reconciliation of Net Debt, to total debt, which Petco believes to be the GAAP financial measure most directly comparable to Net Debt. The table below reflects the calculation of Net Debt as of the period ended May 1, 2021 compared to the prior year quarter ended May 2, 2020.

(In Thousands)	May 1, 2021	May 2, 2020
Total debt:
Senior secured credit facilities, net, including current portion	$1,666,509	$2,647,461
Senior notes, net	—	866,952
Finance leases, including current portion	16,409	15,504

Total debt	1,682,918	3,529,917
Less: cash and cash equivalents	(174,034)	(341,506)

Net Debt	$1,508,884	$3,188,411

Trailing Twelve Month Adjusted EBITDA	$523,258	$413,651
Net Debt / Trailing Twelve Month Adjusted EBITDA ratio	2.9x	7.7x

Adjusted EBITDA, Adjusted Net Income and Adjusted EPS Footnotes

(1)

Mexico Joint Venture EBITDA represents 50% of the entity’s operating results for all periods, as adjusted to reflect the results on a basis comparable to Adjusted EBITDA. In the financial statements, this joint venture is accounted for as an equity method investment, and reported net of depreciation and income taxes. Because such a presentation would not reflect the adjustments made in the calculation of Adjusted EBITDA, we include the 50% interest in the company’s Mexico joint venture on an Adjusted EBITDA basis to ensure consistency. The table below presents a reconciliation of Mexico joint venture net income to Mexico joint venture EBITDA.

(In Thousands)	13 Weeks Ended
	May 1, 2021	May 2, 2020
Net income	$4,849	$728
Depreciation	3,400	3,154
Income tax expense	2,780	1,295
Foreign currency (gain) loss	(145)	1,557
Interest expense, net	1,128	1,304

EBITDA	$12,012	$8,038

50% of EBITDA	$6,006	$4,019

(2)

Non-cash occupancy-related costs include the difference between cash and straight-line rent for all periods. Beginning in fiscal 2019, in connection with our adoption of the lease accounting standard, favorable lease rights of $125.2 million and unfavorable lease rights of $30.8 million were reclassified from intangible assets and other long-term liabilities, respectively, to right-of-use lease assets and the related amortization is now included in non-cash occupancy costs. In addition to the reclassification, the amortization period of these lease right assets has decreased to align with the terms of the underlying right-of-use lease assets, thus resulting in an acceleration of expense compared to prior years. The overall adoption of the lease accounting standard did not have an impact on our Adjusted EBITDA, as this increase in addback was completely offset in other impacted lines such as lower depreciation and amortization, asset impairments and write-offs, and store closing expenses.

(3)

Non-recurring costs include: unrealized fair market value adjustments on non-operating investments; class action settlements and related legal fees; one-time consulting and other costs associated with our strategic transformation initiatives; discontinuation and liquidation costs; and costs related to the initial public offering. While we have incurred significant costs associated with the COVID-19 pandemic during fiscal 2020, we have not classified any of these costs as non-recurring due to the uncertainty surrounding the pandemic’s length and long-term impact on the macroeconomic operating environment.

(4)	We define net margin as net income (loss) attributable to Class A and B-1 common stockholders divided by net sales and Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.